CERTIFICATE RELATED TO

		RESTATED ARTICLES OF INCORPORATION

				OF

	      SOUTHWEST GEORGIA FINANCIAL CORPORATION

				1.


	  The name of the corporation is Southwest Georgia
Financial Corporation (the "Corporation"). The Secretary of State Control No. is 8003737.

				 2.

	  These Restated Articles of Incorporation of the Articles of Incorporation of the Corporation contain an amendment to the Articles of Incorporation that required shareholder approval. The amendment was approved and adopted by the shareholders of the Corporation pursuant to 14-2-1003 of the Georgia Business Corporation Code (the "Code") on April 30, 1996.

	  Pursuant to the amendment, Article XI of the former
Articles of Incorporation shall be eliminated. Former Article XII shall be renumbered as Article XI, and former Article XVI shall be renumbered Article XII.

				3.

	  These Restated Articles of Incorporation of the Articles of Incorporation contain additional amendments that did not require shareholder approval. These amendments were adopted by the Board of Directors of the Corporation pursuant to 14-2-1002 of the Code on February 23, 1996.

				4.

	  The text of the Restated Articles of Incorporation is set forth in Exhibit A attached hereto.

				5.

	  These Restated Articles of Incorporation were duly adopted by the unanimous vote of the Corporation's Board of Directors on October 16, 1996, pursuant to 14-2-1007 of the Georgia Business Corporation Code.

	  IN WITNESS WHEREOF, the Corporation has caused the attached Restated Articles of Incorporation of the Articles of Incorporation to be executed by its duly authorized officer this 16th day of October, 1996.


				   John H. Clark, President


















































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


			     EXHIBIT A

		RESTATED ARTICLES OF INCORPORATION

				OF

	      SOUTHWEST GEORGIA FINANCIAL CORPORATION

				I.

	  The name of the Corporation is:

Southwest Georgia Financial Corporation

				II.

	  The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

			       III.

	  The Corporation shall have perpetual duration.

				IV.

	  The Corporation is organized for the purpose of doing any and all things which a corporation may now or hereafter be authorized to do under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor, including, but not by way of limitation, to purchase, own and hold the stock of other corporations or associations; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by, any corporations engaged in the businesses conducted by, banks, trust companies, mortgage, finance, credit card or factoring companies, data processing companies, insurance agencies and other businesses related to banking, and to own, hold, purchase and otherwise deal in bonds or evidences of indebtedness of the United States or of any district, territory, dependency or county or subdivision or municipality thereof; to issue in exchange for such shares, certificates, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for the Corporation, or in which, or in the welfare of which, the Corporation shall have any interest; to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks or other securities or evidences of indebtedness or the property of the Corporation; and to generally engage in the business of and to act as a holding company; and

	  To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

	  IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have power to do, either as principal or agent and either alone or in connection with other corporations, or associations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

	  The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article of these Articles of Incorporation.

				V.

	  The Corporation shall have the authority to issue not more than 8,000,000 shares, consisting of 5,000,000 shares to be known as common stock, having a par value of $1.00 per share and 3,000,000 shares of preferred stock, having a par value of $1.00 (herein called the "Preferred Stock"). Except as otherwise required by law or as provided in this Article V, holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and the payment of any liquidation preference with respect to any other class of capital stock of the Corporation which has a liquidation preference over the Common Stock, the remaining assets and funds of the Corporation shall be divided equally among and paid ratably to the holders of the Common Stock as a single class. All cross-references in each subdivision of this
Section V refer to other paragraphs in such subdivision unless otherwise indicated.

	  Subject to the provisions of any applicable law and these Articles of Incorporation (as from time to time amended), shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Board
			    -34-
of Directors is authorized to determine or alter the designations, voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series (except that any decrease in the number of shares constituting such series shall not be below the number of shares of such series then outstanding);
(ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate on the shares of any such series, any restrictions, limitations, or conditions upon the payment of such dividends, whether such dividends shall be cumulative, the relative priority of the payments of dividends, if any, and the dates on which such dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Company, or the distribution of its assets; (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible; and (viii) any other relative preferences, rights, restrictions, or limitations of that series, including, without limitation, any obligation of the Corporation to repurchase shares of that series upon the occurrence of specified events.

	  The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

	  The Board of Directors may from time to time distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

				VI.

	  In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors of the Corporation, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its Shareholders, may consider interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that such consideration shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

			       VII.

	  No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the
			    -35-
Georgia Business Corporation Code or any successor law or laws.

			       VIII.

	  Except as otherwise provided by law, any amendment or repeal of any provision of the Articles of Incorporation or the By-Laws of the Corporation requires the affirmative vote of holders of 80% of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote on such matters.

				IX.

	  I. (A) In addition to any affirmative vote required by law, and subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the Corporation and the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock of the Corporation other than those beneficially owned (as defined below) by an Interested Shareholder (as defined below) (the "two-tier voting requirement"), shall be required for the approval or authorization of any Business Combination (as defined below) of the Corporation with such Interested Shareholder; provided that the two-tier voting requirement shall not be applicable if the Business Combination was approved by three-fourths of all Directors.

	  (B) The term "Business Combination" as used in this
Article IX shall mean:

	  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.
			    -36-

	  II.  For purposes of this Article IX:

	  (A) A "person" shall mean any individual, firm, corporation or other entity.

	  (B) "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary or either the Corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which: (i) is the beneficial owner of more than 10% of the outstanding Common Stock; or (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the then outstanding Common Stock; or (iii) acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993.

	  (C)  A person shall be a "beneficial owner" of any Common
Stock: (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

	  (D) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section II, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C(ii)(a) of this Section II but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

	  (E) (i) An "Affiliate" of a specified person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. (ii) The term "Associate" used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and
(3) any relative or spouse or such person, or any relative of such spouse who has the same home as such person.
			    -37-
	  (F) "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation unless owned solely as trustee or other similar fiduciary capacity.

	  (G) "Fair Market Value" means: (i) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

	  (H) The term "acquire" or "acquired" means the acquisition of beneficial ownership.

	  (I) The Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry,
(i) whether a person is an Interested Shareholder, (ii) the number of shares of Common Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate or another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

	  (J) Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder of any of its Affiliates or Associates from any fiduciary obligation imposed by law.

				X.

	  A director of the Corporation may be removed only for cause and upon the affirmative vote of the holders of 80% of the issued and outstanding shares entitled to vote on such matter.

				XI.

	  None of the holders of any stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

			       XII.

	  The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of shares of stock.


































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